                                                                   EXHIBIT 10.27

             2004 CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                            LONG-TERM INCENTIVE PLAN

                                    ARTICLE I
                                    THE PLAN

      1.1 NAME. This plan shall be known as the "2004 Crescent Real Estate Equities Limited Partnership Long-Term Incentive Plan."

      1.2 PURPOSE. The purpose of the 2004 Plan is to promote the growth and general prosperity of the Partnership by permitting the Partnership to grant to Officers Awards of Partnership Units and associated Partnership Interests that qualify as profits interests under the Code.

      1.3   EFFECTIVE DATE. The Plan shall become effective upon the Effective
Date.

      1.4 ELIGIBILITY TO PARTICIPATE. Any Officer shall be eligible to participate in the 2004 Plan.

      1.5 NUMBER OF PARTNERSHIP UNITS SUBJECT TO AWARDS. Subject to adjustment pursuant to the provisions of Section 4.2, and subject to any additional restrictions elsewhere in the 2004 Plan, the maximum aggregate number of Partnership Units that may be granted from time to time under the 2004 Plan shall be 1,802,500. If unvested Partnership Units granted under the 2004 Plan are forfeited, cancelled or reacquired by the Partnership, those Partnership Units shall again be available for grant under the 2004 Plan.

      1.6 RESERVATION OF SHARES OF COMMON STOCK. During the term of the 2004 Plan, Crescent Equities shall at all times reserve and keep available such number of Common Shares as may be necessary to satisfy the requirements of the 2004 Plan and the number of Partnership Units granted hereunder. In addition, Crescent Equities shall from time to time, as is necessary to accomplish the purposes of the 2004 Plan, use its best efforts to obtain from any regulatory agency having jurisdiction any requisite authority necessary to issue Common Shares upon the exercise of Exchange Rights related to Partnership Interests granted hereunder. The inability of Crescent Equities to obtain from any regulatory agency having jurisdiction the authority deemed by Crescent Equities' counsel to be necessary for the lawful issuance of any Common Shares shall relieve Crescent Equities of any liability in respect of the nonissuance of Common Shares as to which the requisite authority has not been obtained.

      1.7 TAX WITHHOLDING. Grants of Awards under the 2004 Plan are subject to the condition that if at any time the General Partner determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with such issuances, then the issuances shall not be effective unless the withholding has been effected or obtained in a manner acceptable to the General Partner.

      1.8 EFFECT ON EMPLOYMENT. Nothing in the 2004 Plan or in any Award granted hereunder shall confer upon any Participant any right to continued employment by the Partnership, the General Partner, Crescent Equities or any of their subsidiaries or limit in any way the right of the Partnership, the General Partner, Crescent Equities or any subsidiary at any time to terminate or alter the terms of that employment.

                                   ARTICLE II
                                 ADMINISTRATION

      2.1 IN GENERAL. The Plan and Awards granted under the 2004 Plan shall be administered by the General Partner as set forth in the Grant Agreements. Awards granted under the 2004 Plan are in part designed to replace the General Partner's current Dividend Incentive Unit program, which will be terminated as to new grants and awards for all periods after 2004. As a condition to the initial grants made under this Plan, the CEO, COO and each Managing Director of the General Partner will be required to relinquish options on Crescent Equities common stock and/or on units in the Partnership in an amount equal to their prior DIU grants, as follows:

                  EXCHANGE RATIO
                  --------------
$15.01 to $16.00       .800
$16.01 to $17.00       .857
$17.01 to $18.00       .923
$18.01 to $19.00      1.000
$19.01 to $20.00      1.091
$20.01 to $21.00      1.200
$21.01 to $22.00      1.333
$22.01 to $23.00      1.500
$23.01 to $24.00      1.714
$24.01 to $25.00      2.000
$25.01 to $26.00      2.400
$26.01 to $27.00      3.000
$27.01 to $28.00      4.000
$28.01 to $29.00      6.000
$29.01 and above     12.000

Likewise, Senior Vice Presidents of the General Partner will be required to give up options in the same manner in an amount equal to 80% of the foregoing exchange ratios and Vice Presidents of the General Partner will be required to give up options in the same manner in an amount equal to 60% of the foregoing exchange ratios. Notwithstanding the foregoing, the General Partner shall have the right, but not the obligation, to waive or otherwise modify the foregoing requirements in the event that it determines that such waiver or modification is necessary to mitigate disparities in the treatment of any particular Officer when compared to other similarly situated Officers.

      2.2 ELIGIBILITY. Subject to the other provisions of the 2004 Plan, the General Partner shall have the sole discretion and authority to determine from time to time, taking into account recommendations from the Compensation Committee, the Officers to whom Awards shall be granted and the number of Partnership Units subject to each Award.

      2.3 GRANTS AFTER EFFECTIVE DATE. The General Partner's discretion and authority to make grants (with the same vesting schedule and other terms as set forth in the attached model Grant Agreements) shall continue until the termination of the 2004 Plan; provided, however, that in the case of Awards granted after the Effective Date, the Compensation Committee shall have the right to approve the recipients of such grants in its discretion.

      2.4 DISCRETION WITH RESPECT TO CERTAIN TRANSACTIONS. The Compensation Committee shall have at all times the discretionary authority, in the event of an actual or threatened Change in Control of Company (as defined in the model Grant Agreement attached hereto as Exhibit A) to direct the General Partner to
(i) accelerate the vesting of all or a portion of the Award, (ii) waive any conditions or restrictions applicable to any Award, or (iii) repurchase the unvested portion of any Award for an amount not less than (x) the taxes paid by the Participant on the Participant's share of the Partnership's income reduced by (y) the amount, if any, of prior distributions with respect to such unvested portion.

                                   ARTICLE III
                                     AWARDS

      3.1 TERMS AND CONDITIONS. The terms and conditions of each Award granted under the 2004 Plan shall be set forth in a written Grant Agreement, which generally shall be in the form of the model Grant Agreement attached hereto as Exhibit A.

      3.2 DISCLAIMERS. A Participant may disclaim all or any portion of the unvested portion of the Award, in which case the Award or such portion of the Award shall be treated the same as if it had been forfeited.

                                   ARTICLE IV
                      TERMINATION, AMENDMENT AND ADJUSTMENT

      4.1 TERMINATION AND AMENDMENT. The Plan shall terminate at 6:00 p.m., Fort Worth, Texas time, on June 30, 2010. No Awards shall be granted under the 2004 Plan after that date of termination, although Awards granted prior to such date, to the extent they are vested, shall remain outstanding in accordance with their terms. Subject to the provisions of the 2004 Plan and the applicable Grant Agreement, the General Partner shall have the sole discretion and authority to modify or amend the 2004 Plan and any outstanding Grant Agreement; provided, however, that the Grant Agreement (and the 2004 Plan to the extent that the amendment affects the Grant Agreement) may be amended only by an instrument in writing signed by both the Partnership and the Participant.

      4.2 ADJUSTMENT. If the outstanding Common Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made to the Exchange Rights provided under the Awards granted hereunder in accordance with the Partnership Agreement and in the number of Partnership Units that may be granted under the 2004 Plan.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.1 OTHER COMPENSATION PLANS. The adoption of the 2004 Plan shall not affect any other incentive or other compensation plans in effect for the Partnership, the General Partner or Crescent Equities, nor shall the 2004 Plan preclude Crescent Equities, the General Partner or the Partnership, or any of their respective subsidiaries, from establishing any other forms of incentive or other compensation.

      5.2 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Partnership and the General Partner.

      5.3 NUMBER AND GENDER. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

      5.4 HEADINGS. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the 2004 Plan.

                                   ARTICLE VI
                                   DEFINITIONS

      As used herein with initial capital letters, the following terms have the meanings set forth unless the context clearly indicates to the contrary. All capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Partnership Agreement.

      6.1 "2004 Plan" means this 2004 Crescent Real Estate Equities Limited Partnership Long-Term Incentive Plan, as amended from time to time.

      6.2 "Award" means a grant of Partnership Units and an associated Partnership Interest.

      6.3   "Code" means the Internal Revenue Code of 1986, as amended.

      6.4 "Compensation Committee" means the Compensation Committee of the General Partner or, if requested by the General Partner as to any particular act or determination, the Executive Compensation Committee of the Board of Trust Managers of Crescent Equities.

      6.5 "Common Shares" means REIT Shares or, in the event that the outstanding REIT Shares are hereafter changed into or exchanged for shares of a different stock or security of Crescent Equities or some other corporation, such other stock or security.

      6.6 "Crescent Equities" means Crescent Real Estate Equities Company, a Texas real estate investment trust, or any successor thereto.

      6.7   "Effective Date" means October 1, 2004.

      6.8   "Employee" means an employee of the General Partner.

      6.9 "Officer" means an officer of the General Partner.

      6.10 "Participant" means an Officer to whom an Award has been granted hereunder.

      6.11 "Partnership" means Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership.

      6.12 "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Limited Partnership (as the same has been and in the future may be amended and/or restated).

                                                                       EXHIBIT A

                          CRESCENT REAL ESTATE EQUITIES
                               LIMITED PARTNERSHIP

                                 GRANT AGREEMENT

                                       FOR

                              PARTNERSHIP UNITS AND

                              PARTNERSHIP INTEREST

                      -------------------------------------

                           [NAME OF OFFICER/EMPLOYEE]
                      -------------------------------------

                                 EFFECTIVE AS OF
                                DECEMBER 1, 2004

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                                 GRANT AGREEMENT

      This Grant Agreement (this "Grant Agreement") is being made and entered into effective as of [DECEMBER __], 2004 (the "Grant Date"), by and between Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Partnership"), and [NAME OF OFFICER/EMPLOYEE] ("Grantee").

                                    RECITALS

      Grantee is a valued employee of Crescent Real Estate Equities, Ltd. (the "General Partner"), the sole general partner of the Partnership, and in that capacity provides services to the Partnership. Crescent Real Estate Equities Company ("Crescent Equities") is the sole stockholder of the General Partner and owns a majority of the limited partner interests in the Partnership.

      Section 4.7.D of the Third Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership (as the same has been or in the future may be amended and/or restated, the "Partnership Agreement"), authorizes the General Partner to adopt incentive compensation plans, including plans granting "Partnership Interests" and "Partnership Units" (as defined therein) for the benefit of employees, agents or consultants of any member of the Crescent Group (as defined therein) or the Partnership in respect of services performed, directly or indirectly, for the Crescent Group or the Partnership, upon such terms and conditions as might be deemed necessary or appropriate by the General Partner.

      Section 4.9 of the Partnership Agreement provides that Partnership Interests and Partnership Units granted under Section 4.9 generally have the same benefits and obligations as other Partnership Interests and Partnership Units, except as otherwise set forth in Section 4.9.

      The General Partner has adopted the 2004 Crescent Real Estate Equities Limited Partnership Long-Term Incentive Plan (the "Plan") pursuant to Section 4.7.D of the Partnership Agreement authorizing the grant of Partnership Interests and Partnership Units subject to certain conditions. The General Partner believes that the Plan and this Grant Agreement come within the scope of that authorization.

      To reward Grantee for services he has rendered in the past and to induce Grantee to continue his involvement with, and enthusiastic and productive efforts for, the benefit of Crescent Equities, the General Partner and the Partnership, the General Partner has directed, that Grantee be issued a Partnership Interest and Partnership Units pursuant to the Plan and on the terms and subject to the conditions set forth in this Grant Agreement.

      All capitalized terms used in this Grant Agreement but not defined herein have the meanings ascribed to those terms in the Partnership Agreement or the Plan.

                                    AGREEMENT

      In consideration of the foregoing recitals and mutual promises and covenants made herein, the parties hereby agree as follows:

      1. GRANT OF PARTNERSHIP INTEREST AND PARTNERSHIP UNITS. Subject to the terms and conditions hereof, pursuant to Sections 4.7.D and 4.9 of the Partnership Agreement and the Plan, the Partnership awards and grants to Grantee __________ Partnership Units and an associated Partnership Interest (together, the "Award"). The amount of the Partnership Interest for the Award shall be calculated in accordance with the provisions of the Partnership Agreement.

      2. VESTING.

            (a) Stock Price Performance Targets. The Award shall vest in increments equal to 20% of the overall Award (each such increment being a "Tranche") when the trailing forty (40) trading-day average of the last sale price of REIT Shares, as reported on the New York Stock Exchange, reaches each of the levels set forth below:

                                  TRAILING 40-
                                   TRADING DAY
                               AVERAGE SALE PRICE
                                     $19.00
                                     $20.00
                                     $21.00
                                     $22.50
                                     $24.00

      Vesting prices are subject to appropriate adjustments, to be determined by the General Partner in its good faith, reasonable discretion, for events such as stock splits and stock dividends.

      If (i) Crescent Equities enters into, or the shareholders of Crescent Equities approve Crescent Equities' entry into, an agreement to dispose of all or substantially all of the assets of Crescent Equities by means of a sale, merger or other reorganization, or (ii) the shareholders receive a tender offer for at least 15% of the REIT Shares, the price per share to be paid pursuant to such agreement or tender offer (as determined by the General Partner in good faith either (A) based on the overall value of the transaction or (B) if applicable, using the value attributed to REIT Shares in the context of the transaction) shall be treated as the trailing forty (40) trading-day average last sale price per share of REIT Shares on the date that the agreement becomes effective or the tender offer commences.

            (b) Annual Performance Targets. In addition, the General Partner may, but shall not be obligated to, establish one or more objective annual performance targets for Crescent Equities for any fiscal year within 90 days following beginning of each year. As soon as possible after the end of the fiscal year, the Compensation Committee will determine in good faith whether such targets were achieved or surpassed. In the event that any such target is achieved or surpassed, then an additional Tranche of the Award shall vest with respect to such fiscal year, with such vesting being effective as of the last day of such fiscal year.

      Except as specifically provided in this Section 2 or below, the fact that the Award is not vested shall have no effect on Grantee's rights and obligations under the Partnership Agreement.

            (c) Effect of Certain Transactions. Any portion of the Award that is not already vested shall become fully vested:

                  (i) in the event of a Company Capital Transaction unless (A)
            there is a surviving entity and (B) Grantee receives Exchange Rights in the surviving entity and rights to distributions upon vesting and special tax loss allocations on expiration or forfeiture with respect to the Award on substantially the same terms and conditions as contained in this Grant Agreement, the current Plan, and the current Partnership Agreement (with appropriate adjustments to reflect the transaction, provided that that they do not reduce the value of the Exchange Rights or Grantee's right to distributions upon vesting); or

                  (ii) in the event of a Partnership Capital Transaction unless
            (A) there is a surviving entity and (B) the surviving entity provides or agrees to provide a replacement award that contains tax allocation, book-up and other provisions enabling Grantee to obtain Exchange Rights, distributions upon vesting, and special tax loss allocations on expiration or forfeiture, with respect to the Award on substantially the same terms and conditions as contained in this Grant Agreement, the current Plan, and the current Partnership Agreement (with appropriate adjustments to reflect the transaction, provided that that they do not reduce the value of the Exchange Rights or Grantee's right to distributions upon vesting).

      3. TERM OF AWARD. The unvested portion of the Award shall expire at 6:00 p.m., Fort Worth, Texas time, on June 30, 2010 or at such earlier time, if any, as Grantee is no longer an officer or employee of the General Partner, and Grantee shall have no further rights under such unvested portion after that date. Grantee shall not be treated as having terminated employment with the General Partner for this purpose if such termination

            (a) occurs because of Grantee's death or Disability, provided that the unvested portion of the Award shall then expire at 6:00 pm on the Applicable Anniversary of the date of death or the date of Grantee's first absence as a result of incapacity due to mental or physical illness or injury giving rise to the determination of Disability; or

            (b) occurs upon or within twelve (12) months following a Change in Control, Change in Management, Company Capital Transaction, or Partnership Capital Transaction, and is without Just Cause and either (i) involuntary on the part of Grantee or (ii) voluntary on the part of Grantee but with Good Reason; provided that no Company Capital Transaction or Partnership Capital Transaction shall be deemed to have occurred for this purpose on account of any agreement of merger or other reorganization when the shareholders of Crescent Equities immediately before the consummation of the transaction will own at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction.

      4. COMPLIANCE WITH SECURITIES LAWS. No portion of the Award shall be granted unless the grant complies with all relevant provisions of federal and state law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Shares might then be listed, and shall be further subject to the approval of counsel for Crescent Equities with respect to such compliance. The General Partner may also require Grantee to furnish evidence satisfactory to the General Partner and Crescent Equities, including, without limitation, a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, and a representation that the Partnership Interest and Partnership Units that comprise the Award are being acquired only for investment and without any present intention to sell or distribute them in violation of any federal or state law, rule or regulation. Further, Grantee hereby consents to the imposition of a legend on any certificate representing the Partnership Interest and Partnership Units and any REIT Shares issued upon the exchange therefore restricting their transferability as required by law, the Partnership Agreement, the constitutive documents of Crescent Equities or this Section 4.

      5. COMPLIANCE WITH PARTNERSHIP AGREEMENT. The Partnership Interest and Partnership Units that comprise the Award are governed by, and subject to each of the terms and conditions of, the Partnership Agreement. Upon the grant of the Award, Grantee shall be admitted to the Partnership in accordance with the terms of the Partnership Agreement and the procedures established by the General Partner. Grantee accepts and agrees to be bound by all of the terms and conditions of the Partnership Agreement, including, without limitation, the power of attorney granted in Section 2.4 of the Partnership Agreement.

      6. TRANSFERABILITY. No portion of the Award shall be transferable other than by will or by the laws of descent and distribution, even if such transfer is otherwise permitted by Article 11 of the Partnership Agreement. However, beginning two (2) years after the Grant Date, Grantee, with the approval of the General Partner, may transfer all or a portion of an Award for no consideration to or for the benefit of Grantee's Immediate Family (including, without limitation, to a trust for the benefit of Grantee's Immediate Family or to a partnership or limited liability company for one or more members of Grantee's Immediate Family), subject to such limits as the General Partner may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award before such transfer. If the original Grantee ceases to be an Officer or Employee, the Award in the hands of the transferee shall be subject to the same treatment as if it were still held by the original Grantee. The term "Immediate Family" shall mean Grantee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include Grantee). The General Partner may withhold its approval only if it determines, in its discretion, that permitting the transfer could create or contribute to a risk of adverse tax or similar consequences for the Partnership, including but not limited to a risk that the Partnership will be treated as a publicly-traded partnership within the meaning of the Internal Revenue Code (the "Code").

      7. APPLICATION OF CERTAIN PROVISIONS IN PARTNERSHIP AGREEMENT.

            (a) Exchange Rights. The Exchange Rights associated with the Award shall be determined under the Partnership Agreement in the same manner as they are determined with respect to other Partnership Interests; provided, however, that (i) Grantee may not exercise the Exchange Rights until two
      (2) years after the Grant Date, (ii) Grantee may not exercise the Exchange Rights unless and until, as a result of one or more book-up events after the Grant Date or otherwise, the portion of Grantee's Capital Account associated with the vested portion of the Award (relative to the size of the Partnership Interest associated with such vested portion) is at least equal to the Capital Account of Crescent Equities (relative to the size of its Partnership Interest) (the date on which such Capital Account equivalence is achieved referred to hereinafter as the "Capital Account Equivalence Date"), and (iii) Grantee may not exercise the Exchange Rights with respect to any unvested portion of the Award. In addition, the Partnership Units shall be exchangeable solely for cash (and Crescent Equities may not refuse to accept the Notice of Exchange under Section 8.6.B. of the Partnership Agreement) unless and until all of the following have occurred:

            (A) the obtaining of approval from the shareholders of Crescent Equities of the Exchange Rights associated with the Award;

            (B) the admission of the REIT Shares to listing on all stock exchanges on which REIT Shares are then listed, unless the General Partner determines in its sole discretion that such listing is neither necessary nor advisable;

            (C) the completion of any registration or other qualification of the sale of the REIT Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the General Partner in its sole discretion deems necessary or advisable; and

            (D) The obtaining of any approval or other clearance from any federal or state governmental agency that the General Partner in its sole discretion determines to be necessary or advisable.

      As soon as practicable after the date of approval of the Exchange Rights by the shareholders of Crescent Equities, the General Partner shall, at its own expense, cause the sale of the REIT Shares to be registered under applicable federal and state laws. No exchange for cash may occur until at least six (6) months after the date that the portion of the Award to which it applies becomes vested.

            (b) Transactions Described in Section 11.2B of the Partnership Agreement. If a transaction described in Section 11.2B(1) of the Partnership Agreement occurs before the Capital Account Equivalence Date, the consideration paid in such transaction to Grantee with respect to the Award shall be limited to the amount that Grantee would receive if the Partnership (i) sold its assets at a value determined by the General Partner in good faith either (A) based on the overall value of such transaction, taking into account any allocations that occur in connection with such transaction or that would occur in connection with such transaction if the assets of the Partnership were sold at the price paid or to be paid in such transaction or (B) if applicable, using the value attributed to the Partnership Interest and Units in the context of such transaction, and (ii) immediately thereafter distributed the proceeds in liquidation under Section 13.2 of the Partnership Agreement. If a transaction described in Section 11.2B(2) of the Partnership Agreement occurs before the Capital Account Equivalence Date, the General Partner will use commercially reasonable best efforts to enter into an agreement with the successor entity that will contain tax allocation, book-up and other provisions enabling Grantee to obtain Exchange Rights, distributions upon vesting, and special tax loss allocations on expiration or forfeiture with respect to the Award on substantially the same terms and conditions as contained in this Grant Agreement, the Plan, and the Partnership Agreement (with appropriate adjustments to reflect the transaction provided that that they do not reduce the value of the Exchange Rights or Grantee's right to distributions upon vesting).

      8. ADMINISTRATION.

            (a) Compensation Committee. This Grant Agreement and the Plan shall be administered by the Compensation Committee. Subject to the provisions of this Grant Agreement and the Plan, the Compensation Committee shall have the sole discretion and authority to interpret this Grant Agreement and the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of this Grant Agreement and the Plan, to determine and interpret the details and provisions of this Grant Agreement and the Plan, to modify or amend this Grant Agreement and the Plan or waive any conditions or restrictions applicable to the Award, and to make all other determinations necessary or advisable for the administration of this Grant Agreement and the Plan; provided, however, that this Grant Agreement (and the Plan to the extent that the amendment affects this Grant Agreement) may be amended only by an instrument in writing signed by both the Partnership and Grantee.

            (b) Delegation of Authority. The Compensation Committee may delegate all or any portion of its authority under paragraph (a) of this Section 8 to the General Partner to the extent consistent with the regulations of the Code, the rules of the NYSE in effect at such time and other applicable law or regulation, in which case appropriate references herein to the Compensation Committee that relate to the administration of this Grant Agreement and the Plan shall be deemed to be references to the General Partner.

            (c) Assistance. The Partnership shall supply full and timely information to the General Partner and/or the Compensation Committee on all matters relating to Grantee, his employment, death, retirement, Disability or other termination of employment, and such other pertinent facts as the General Partner or the Compensation Committee might require. The Partnership shall furnish the General Partner and the Compensation Committee with such clerical and other assistance as is necessary to the performance of its duties.

      9. CERTAIN DEFINITIONS. The following terms, to the extent used herein with an initial capital letter and not otherwise defined, shall have the meanings set forth in this Section 9, unless the context clearly requires otherwise.

            (a) The term "Just Cause" means (i) an act or acts of or at the direction of Grantee involving a felony, fraud, willful misconduct, commission of any act that causes or reasonably may be expected to cause substantial injury to the Partnership, the General Partner or Crescent Equities, or (ii) commission of any act that is against the material best interests of the Operating Partnership, the General Partner or Crescent Equities, or (iii) any uncured breach of any of Grantee's material duties under any written employment or other personal services contract with the Operating Partnership or its affiliates or (iv) any uncured breach of any material provision of any written non-competition agreement between the Operating Partnership or any of its affiliates and the Grantee.

            (b) The term "Change in Control" refers to the acquisition of fifteen percent (15%) or more of the voting securities of Crescent Equities by any Person or by Persons acting as a group within the meaning of Section 13(d)(3) of the Exchange Act (other than an acquisition by (x) a Person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-l(b)(1) promulgated under the Exchange Act, or (y) any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) of Crescent Equities, the Partnership or of the subsidiaries of either, including a trust established pursuant to such plan); provided that no Change in Control will be deemed to have occurred (i) if, before the acquisition of, or offer to acquire, fifteen percent (15%) or more of the voting securities of Crescent Equities, there has not been a Change in Management of Crescent Equities and the full Board of Trust Managers of Crescent Equities has adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer or (ii) from either (A) a transfer of the voting securities by Richard E. Rainwater ("Rainwater") or a Person, trust or other entity described in any of the following clauses (A)(i) through (A)(v) of this subsection to (i) a member of Rainwater's immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during Rainwater's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which Rainwater or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) is the beneficiary; (iii) any trust as to which Rainwater is the settlor with sole power to revoke; (iv) any entity over which Rainwater has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by Rainwater; or (vi) Rainwater; or (B) the acquisition of voting securities of Crescent Equities by either (i) Rainwater or (ii) a Person, trust or other entity described in any of the foregoing clauses (A)(i) through (A)(v) of this subsection.

            (c) The term "Change in Management" shall be deemed to occur upon the replacement of a majority of the members of the Board of Trust Managers of Crescent Equities over any consecutive 24-month period, unless a majority of the members of the Board of Trust Managers of Crescent Equities at the end of such 24-month period consists of trust managers who either also ere serving as trust managers at the beginning of the 24-month period or whose election or nomination to the Board of Trust Managers of Crescent Equities was previously approved by a majority of such trust managers then still in office.

            (d) The term "Disability" means the absence of the Grantee from the Grantee's duties with the General Partner on a full time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or injury which renders Grantee unable to perform all of the material and substantial duties of his employment, as it existed immediately prior to such illness or injury, and which is reasonably expected to be permanent.

            (e) The term "Applicable Anniversary" means the (i) the first anniversary for a Grantee that is a Vice President or Senior Vice President at the time of the Award, (ii) the second anniversary for a Grantee that is a Managing Director at the time of the Award, or (iii) the third anniversary for a Grantee that is the Chief Executive Officer or Chief Operating Officer at the time of the Award.

            (f) The term "Good Reason" means the occurrence, without Grantee's prior written consent, of one or more of the following events:

                  (i) (A) the assignment of Grantee to any employment status or position other than a position reasonably equivalent to the position or offices that the Grantee performs (including without limitation a diminution in the nature or scope of Grantee's authority or responsibilities, his reporting responsibilities or the duties that Grantee performs), or (B) an adverse change in Grantee's titles or offices (including without limitation, membership on the Board of Trust Managers of Crescent Equities);

                  (ii) a reduction in Grantee's aggregate cash compensation
            (including base salary and any bonus potential); or

                  (iii) with regard to the CEO, COO or Managing Director only, the relocation of such Grantee's office from its present location to a location more than 50 miles from its current location without his prior written consent;

      Grantee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason. Grantee must give written notice of a termination with Good Reason to the Compensation Committee at least 30 days before the effective date of such termination, and give the Partnership, the General Partner and Crescent Equities (or their successors) the opportunity to cure, if curable, the circumstances that otherwise would constitute Good Reason within such 30-day period.

            (g) A "Company Capital Transaction" occurs when Crescent Equities enters into, or the shareholders of Crescent Equities approve Crescent Equities' entry into, (i) an agreement to merge, consolidate or otherwise combine with or into or be acquired by another

      Person, regardless of whether Crescent Equities is the surviving entity, or sell all or substantially all of its assets, or (ii) any plan or proposal for the reclassification, recapitalization or exchange of outstanding REIT Shares or (iii) any plan or proposal for the liquidation or dissolution of Crescent Equities. A "Partnership Capital Transaction" occurs when the Partnership enters into, or the partners of the Partnership approve the Partnership's entry into (A) an agreement to merge, consolidate or otherwise combine with or into or be acquired by another Person, regardless of whether the Partnership is the surviving entity, or sell all or substantially all of its assets, or (B) any plan or proposal for the liquidation or dissolution of the Partnership.

      10. ACKNOWLEDGEMENTS BY GRANTEE. Grantee acknowledges that neither this Grant Agreement nor the Plan grants him any right of continued employment with the Partnership, the General Partner or Crescent Equities. Accordingly, he may be removed as an employee of the Partnership, the General Partner or Crescent Equities in accordance with applicable law. Grantee agrees that no duty of good faith or fair dealing shall be read into this Grant Agreement or the Plan against the Partnership. Grantee understands and intends that neither this Grant Agreement nor the Plan creates a partnership, joint venture, or fiduciary relationship between Grantee and the Partnership except as set forth in the Partnership Agreement.

      11. POWER OF ATTORNEY. Grantee constitutes and appoints the General Partner and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all certificates, documents and other instruments (including, without limitation, an amendment to the Partnership Agreement) that the General Partner deems appropriate or necessary in connection with the grant of the Award.

      12. MISCELLANEOUS. This Grant Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, and shall be binding upon and inure to the benefit of any successor or assign of the Partnership and any executor, administrator, trustee, guarantor or other legal representative of Grantee. Headings of Sections and paragraphs of this Grant Agreement are inserted for convenience of reference and constitute no part of this Grant Agreement. The Partnership shall request Crescent Equities to furnish to Grantee copies of annual reports, proxy statements and all other reports sent to Crescent Equities' shareholders and, upon Grantee's written request, a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of Crescent Equities' most recent fiscal year.

      Executed as of the day and year first written above.

                                      CRESCENT REAL ESTATE EQUITIES LIMITED
                                      PARTNERSHIP

                                      By: Crescent Real Estate Equities, Ltd.
                                          its General Partner

                                      By: ______________________________________
                                          John C. Goff, Chief Executive Officer

                                      ___________________________________
                                      [NAME OF OFFICER]

                                      ___________________________________
                                      Social Security Number of [NAME OF
                                      OFFICER /EMPLOYEE]